EXHIBIT 10.3

              RIVIERA TOOL COMPANY AND CERTAIN OF ITS SUBSIDIARIES
                            MASTER SECURITY AGREEMENT


To:      Laurus Master Fund, Ltd.
         c/o M&C Corporate Services Limited
         P.O. Box 309 GT
         Ugland House
         South Church Street
         George Town
         Grand Cayman, Cayman Islands


Date: May 17, 2005

To Whom It May Concern:

         1. To secure the payment of all Obligations (as hereafter defined), Riviera Tool Company, a Michigan corporation (the "Company") and each other entity that is required to enter into this Master Security Agreement (the Company and each such other entity, an "Assignor" and, collectively, the "Assignors") hereby assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among such Assignor's affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a written commitment from an unrelated third party financing source to finance such equipment, Laurus shall release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement referred to below and the Security Agreement referred to below, as applicable.

         2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Laurus (the "Securities Purchase Agreement") and (ii) the Related Agreements referred to in the Securities Purchase Agreement, (iii) that certain Security Agreement dated as of the date hereof by and among the Company, certain Subsidiaries of the Company and Laurus (the "Security Agreement") and (iv) the Ancillary Agreements referred to in the Security

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Agreement (the Securities Purchase Agreement and each Related Agreement and the
Security Agreement and each Ancillary Agreement, as each may be amended, modified, restated or supplemented from time to time, collectively, the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to Laurus arising in connection with the Documents, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and indebtedness of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the "Debtor Relief Laws") in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

         3. The Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Loan and made as of the time of each and every Loan hereunder) and covenants as follows:

                  (a) except as set forth on Schedule 3(a), all of the Collateral (i) is owned by Company free and clear of all Liens (including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

                  (b) Company shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral of Company or any of Company's other assets to anyone other than Laurus and except for Permitted Liens.

                  (c) Company shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

                  (d) Company shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions reasonably necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by Company, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5)

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         Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by Company (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank),
         (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be commercially reasonable in order to protect and preserve Company's and Laurus' respective and several interests in the Collateral.

                  (e) Company shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, Company shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

                  (f) Company shall place notations upon its Books and Records and any financial statement of Company to disclose Laurus' Lien in the Collateral.

                  (g) If Company retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd."

                  (h) Company shall perform in a reasonable time all other reasonable actions requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

                  (i) except as set forth on Schedule 3(i), Company shall notify Laurus promptly and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any event or circumstance that to Company's knowledge would cause Laurus to consider any then existing Account and/or Inventory as no longer constituting an Eligible Account or Eligible Inventory, as the case may be; (ii) of any material delay in Company's performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by Company to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral. For the purposes of this Agreement, "knowledge of Company" and all derivatives thereof, shall mean the actual knowledge, after due inquiry, of each of Kenneth Rieth and/or Peter Canepa on the date hereof.

                  (j) All Eligible Accounts (i) which are billed on a construction completion basis but not payable until the project is completed, represent complete bona fide transactions which require no further act under any circumstances on Company's part to make such Accounts payable by the Account Debtors, (ii) are not, to the knowledge of Company, subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Company.

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         Company has not made, and will not make any agreement with any Account
         Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Company in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

                  (k) Company shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all reasonably necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Company shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

                  (l) Company shall maintain and keep all of its Books and Records concerning the Collateral at Company's executive offices listed in Schedule 12(z) of the Security Agreement.

                  (m) Company shall maintain and keep the tangible Collateral at the addresses listed in Schedule 12(z) of the Security Agreement, provided, that Company may change such locations or open a new location, provided that Company provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $50,000 will be located, Company executes and delivers to Laurus such customary agreements as Laurus may request, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus, in its reasonable discretion.

                  (n) Schedule 3(n) of the Security Agreement lists all banks and other financial institutions at which Company maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. The Company shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 3(n)) without Laurus' prior written consent.

                  (o) All Inventory manufactured by Company in the United States of America shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto or promulgated thereunder.

                  (p) No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

                  (q) Within 15 days of the Closing Date, each Assignor will (x) irrevocably direct all of its present and future Account Debtors (as defined below) and other persons

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         or entities obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Assignor (the "Lockboxes") with North Fork Bank or such other financial institution accepted by Laurus in writing as may be selected by the Company (the "Lockbox Bank") (each such direction pursuant to this clause (x), a "Direction Notice") and (y) provide Laurus with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Account Debtor. The Lockbox Bank shall agree to deposit the proceeds of such payments immediately upon receipt thereof in that certain deposit account maintained at the Lockbox Bank and evidenced by the account name of Riviera Tool Company and account number 270-405-4846, or such other deposit account accepted by Laurus in writing (the "Lockbox Deposit Account"). On or immediately prior to the Closing Date, the Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to, following notification by Laurus (which notification Laurus shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of Laurus concerning the Lockbox and the Lockbox Deposit Account. All of each Assignor's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account (as hereinafter defined) of any such Assignor or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, any Assignor receives any payments, such Assignor shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, the Assignors shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

         4. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Master Security Agreement:

                  (a) any covenant or any other term or condition of this Master Security Agreement is breached in any material respect and such breach, if subject to cure, shall continues for a period of fifteen (15) days after the occurrence thereof;

                  (b) any representation or warranty, or statement made or furnished to Laurus under this Master Security Agreement by any Assignor or on any Assignor's behalf should at any time be false or misleading in any material respect;

                  (c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

                  (i) such loss is covered by insurance proceeds which are used to replace the item or repay Laurus; or

                  (ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 in the aggregate for all Assignors and such levy, seizure or attachment has been

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         removed or otherwise released within ten (10) days of the creation or the assertion thereof;

                  (d) an Event of Default shall have occurred under and as defined in any Document.

         5. Upon the occurrence of any Event of Default and at any time thereafter, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Laurus will have the right to take possession of the Collateral and to maintain such possession on any Assignor's premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire. Upon Laurus' request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor's address shown herein or at any address appearing on Laurus' records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, Laurus shall have the immediate right to withdraw any and all monies contained in any deposit accounts in the name of any Assignor and controlled by Laurus and apply same to the repayment of the Obligations (in such order of application as Laurus may elect).

         6. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Master Security Agreement, Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at Laurus' option, debited by Laurus from any deposit account in the name of any Assignor and controlled by Laurus.

         7. Each Assignor appoints Laurus, any of Laurus' officers, employees or any other person or entity whom Laurus may designate as such Assignor's attorney, with power to execute such documents in each such Assignor's behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal

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property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign such Assignor's name on public records; and to do all other things Laurus deems necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

         8. No delay or failure on Laurus' part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. Each Assignor agrees to join with Laurus in executing such documents or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus' security interest in the Collateral.

         9. This Master Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such state and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus' successors and assigns. The term "Laurus" as herein used shall include Laurus, any parent of Laurus', any of Laurus' subsidiaries and any co-subsidiaries of Laurus' parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

         10. Each Assignor hereby consents and agrees that the state of federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and Laurus, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that Laurus and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude Laurus from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Laurus. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

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         The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between Laurus, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

         11. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

         12. All notices from Laurus to any Assignor shall be sufficiently given if mailed or delivered to such Assignor's address set forth below.

                              Very truly yours,
                              RIVIERA TOOL COMPANY


                              By:
                                  --------------------------------
                              Name:
                              Title:
                              Address:


                              ACKNOWLEDGED:

                              LAURUS MASTER FUND, LTD.


                              By:
                                  --------------------------------
                              Name:
                              Title:

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